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Exhibit 2.n.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Post-Effective Amendment No. 7 to the Registration Statement on Form N-2 of our report dated December 3, 2007 relating to the financial statements and the effectiveness of internal control over financial reporting of Gladstone Capital Corporation, which appears in such Post-Effective Amendment No. 7 to the Registration Statement. We also consent to the use in this Post-Effective Amendment No. 7 to the Registration Statement on Form N-2 of our report dated December 3, 2007 relating to the Senior Securities Data included in the consolidated selected financial data which appears in such Post-Effective Amendment No. 7 to the Registration Statement. We also consent to the reference to us under the heading "Experts" in such Post-Effective Amendment No. 7 to the Registration Statement.

/s/ PricewaterhouseCoopers LLP

Mclean, Virginia
January 30, 2008

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  Exhibit 2.n.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM